================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               WYLE ELECTRONICS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                [LOGO of WYLE]

                            15370 BARRANCA PARKWAY
                                P.O. BOX 19675
                         IRVINE, CALIFORNIA 92623-9675

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 13, 1997

                                ---------------

  The Annual Meeting of Shareholders of Wyle Electronics (the "Company") will be held on Tuesday,May 13, 1997, at 10:30 a.m., local time, at the Company's offices, located at 15370 Barranca Parkway, Irvine, California 92623-9675. Please refer to the map on the outside back cover of the accompanying Proxy Statement for directions to the Annual Meeting location.

  The Annual Meeting will consider the following business, which is described in the accompanying Proxy Statement:

  1. To elect two directors to the Board of Directors for a term of two years. The nominees for election to the Board of Directors are named in the attached Proxy Statement.

  2. To approve the Wyle Electronics 1996 Eligible Directors' Stock Option
     Plan.

  3. To approve amendments to the Company's 1992 Stock Incentive Plan and its 1978 and 1988 Stock Option Plans.

  4. To ratify the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year ending December 31, 1997.

  5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 17, 1997, as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR PROMPTNESS IN RETURNING THE PROXY WILL ASSIST IN THE EXPEDITIOUS AND ORDERLY PROCESSING OF THE PROXIES. IF YOU RETURN YOUR PROXY, YOU MAY NEVERTHELESS ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON IF YOU WISH. YOU MAY ALSO REVOKE YOUR PROXY PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT 15370 BARRANCA PARKWAY, P.O. BOX 19675, IRVINE, CALIFORNIA 92623-9675 OR BY EXECUTING A SUBSEQUENT PROXY AND DELIVERING THE SUBSEQUENT PROXY TO THE SECRETARY OF THE COMPANY AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors


                                    /s/ STEPHEN D. NATCHER
                                    Stephen D. Natcher
                                    Secretary

Irvine, California
March 28, 1997

                                     LOGO

                            15370 BARRANCA PARKWAY
                                P.O. BOX 19675
                         IRVINE, CALIFORNIA 92623-9675

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wyle Electronics (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 1997, at 10:30 a.m., local time, at the Company's offices located at 15370 Barranca Parkway, Irvine, California 92623-9675 (the "Annual Meeting").

  If the accompanying proxy is signed properly, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. Your proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 15370 Barranca Parkway, P.O. Box 19675, Irvine, California 92623-9675, a written notice of revocation or an executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

  The expense of soliciting proxies will be borne by the Company. It is contemplated that proxies of registered shareholders will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by other appropriate means. The Company has engaged Corporate Investor Communications, Inc. to deliver the Company's proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to their beneficial owners, and to solicit proxies from brokers, nominees, fiduciaries and other custodians. The cost of this service is approximately $5,500 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

  This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 28, 1997.

VOTING SECURITIES

  On March 17, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 12,555,936 shares of the Company's Common Stock were outstanding and entitled to vote.

  Votes cast by proxy or in person at the Annual Meeting will be counted by an appointed inspector of election. The inspector of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

  In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

  Each shareholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting.

ELECTION OF DIRECTORS (PROPOSAL 1)

  At the 1995 Annual Meeting of Shareholders, shareholders approved a proposal to create a classified Board of Directors, pursuant to which three directors were elected for a one-year term (Class I directors), three directors were elected for a two-year term (Class II directors) and three directors were elected for a three-year term (Class III directors), in each case until his or her successor is duly elected and qualified. Thereafter, each class of directors is subject to election every third year and will serve for a three-year term for so long as the Board remains classified into three classes, or would be subject to election every second year and would serve a two-year term in the event the Board were classified into two classes as a result of a decrease in the number of directors to less than nine. Edward Sanders, a current director of the Company, who is not a nominee for election at the Annual Meeting due to his retirement under the Board of Directors' retirement policy, will continue as a director until immediately prior to the Annual Meeting, at which time the bylaws will authorize a Board of eight directors divided into two classes.

NOMINEES AS CLASS I DIRECTORS

  Two persons have been nominated for election at the Annual Meeting to serve as Class I directors for a two-year term. The nominees named are now serving as directors and have been previously elected by the shareholders. Unless otherwise specified on the proxy, each proxy will be voted FOR the Board's nominees. If any nominee becomes unavailable for election for any reason which is not now foreseen, the proxies may be voted for the election of some other qualified person. The following table sets forth certain information with respect to each Class I director nominee:

                MICHAEL R. CORBOY, 66, is President and Chief Executive Officer of Corboy Investment Company and has served in that capacity since 1992. He served as Chairman of the Board and Chief Executive Officer of Amtech Corporation from 1987 to 1992. He is Chairman of the Audit Committee and a member of the Executive Compensation Committee. Mr. Corboy was first elected a director in 1995 and is currently a Class II director. He is also a director of Aquinas Funds; Family Hospice, Inc.; NetSpeed, Inc.; and Zygo Corporation.
   (PHOTO)

                STANLEY A. WAINER, 70, has served as Chairman of the Executive Committee since June 1991 and as a consultant to the Company from August 1991 to July 1994. From 1988 to 1991, he was Chairman of the Board and from 1985 to 1988 served as Chairman of the Board and Chief Executive Officer. He is a member of the Audit, Executive, and Nominating Committees. Mr. Wainer was first elected a director in 1966 and is currently a Class II director. He is also a director of Liberty Mutual Insurance Company; Liberty Mutual Fire Insurance Company; and Liberty Financial Companies, Inc.
   (PHOTO)

CONTINUING DIRECTORS

  The three Class I directors and the three Class III directors were elected at the 1996 and 1995 Annual Meetings of Shareholders, respectively. The three directors identified as Class I directors below will continue to serve until the 1999 Annual Meeting of Shareholders. The three directors identified as Class III directors below will continue to serve until the 1998 Annual Meeting of Shareholders. At their respective Annual Meetings of Shareholders, each director class is eligible to be elected to serve a two-year term if the number of directors remains less than nine.

Class I Directors

                JACK S. KILBY, 73, has been an independent consultant in electronic engineering for more than 18 years. From 1958 to 1970, Mr. Kilby was employed by Texas Instruments Incorporated, where he invented the monolithic integrated circuit, which, along with his other accomplishments, led to his induction into the National Inventors Hall of Fame. He is a member of the Audit Committee. Mr. Kilby was first elected a director in 1988 and is a Class I director. He is also a director of Benchmarq Microelectronics.
    (PHOTO)

                KIRK WEST, 59, is President of the California Chamber of Commerce and has served in that capacity since 1986. Prior to 1986, he served as Secretary of Business, Transportation and Housing of the State of California. He is Chairman of the Nominating Committee and a member of the Executive Compensation Committee. Mr. West was first elected a director in 1995 and is a Class I director. He is also a director of Blue Shield of California.
    (PHOTO)

                FRANK S. WYLE, 77, is Founder Chairman and has been a consultant to the Company for more than five years. Formerly, he served as Chairman of the Board. He is a member of the Executive Committee. Mr. Wyle was first elected a director in 1953 and is a Class I director.
    (PHOTO)

Class III Directors

                CHARLES M. CLOUGH, 68, is Chairman of the Board of the Company. He retired as an employee from the Company effective March 31, 1995, and continues to serve as Chairman of the Board. Mr. Clough joined the Company in 1982 as Executive Vice President of the Company and President of its Electronics Marketing Group, became President and Chief Operating Officer of the Company in 1985, was elected President and Chief Executive Officer of the Company in June 1988, became Chairman, President and Chief Executive Officer of the Company in June 1991, was elected Chairman and Chief Executive Officer in June 1992 and assumed his current position effective April 1, 1995. He is a member of the Executive and Nominating
    (PHOTO) Committees. Mr. Clough was first elected a director in 1984 and is a Class III director.

                THEODORE M. FREEDMAN, 66, served as a consultant to the Company from his retirement in January 1992 until December 1995, and served for more than one year prior to his retirement as Executive Vice President-Finance and Treasurer, Chief Financial Officer of the Company. He is a member of the Audit Committee. Mr. Freedman was first elected a director in 1982 and is a Class III director.
    (PHOTO)

                RALPH L. OZORKIEWICZ, 50, is President and Chief Executive Officer. He joined the Company in March 1985, was named Executive Vice President of the Electronics Marketing Group in April 1985, was elected President of the Group and Vice President of the Company in September 1985, became Executive Vice President of the Company in June 1988, was elected President in June 1992 and assumed his present position effective March 31, 1995. He is a member of the Executive and Nominating Committees. Mr. Ozorkiewicz was first elected a director in 1992 and is a Class III director.
    (PHOTO)

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has established an Executive Committee and three functional standing committees with responsibilities in specific areas of Board activity. The Board met seven times during the year ended December 31, 1996; all directors, including the nominees, attended at least 75% of the combined meetings of the Board and their assigned Board committees.

 Audit Committee

  The Audit Committee is composed of five non-employee directors. Its purpose is to review audit and financial reporting matters with representatives of the Company's financial management and its independent certified public accountants. The Committee also selects and recommends to the Board of Directors the independent certified public accountants to audit the Company's financial statements. The Audit Committee also reviews and monitors the Company's financial reports and accounting practices to ensure that they are within acceptable limits of sound practice. To assure complete independence, the certified public accountants have full and free access to meet with the Audit Committee, with or without management representatives present, to discuss the results of their examinations, the adequacy of internal accounting controls and the quality of financial management and reporting. The Audit Committee met twice during the year ended December 31, 1996.

 Executive Committee

  The Executive Committee is composed of one employee director and three non-employee directors. This committee has broad authority to carry out the functions of the Board in the periods between meetings of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 1996.

 Executive Compensation Committee

  The Executive Compensation Committee is composed of three non-employee directors. The Executive Compensation Committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for senior management earning more than $285,000 a year, as well as the compensation for the executive officers of the Company. The Executive Compensation Committee also grants awards and administers the various stock option and stock incentive plans of the Company, and determines the compensation for non-employee directors. The Executive Compensation Committee met seven times during the year ended December 31, 1996.

 Nominating Committee

  The Nominating Committee is composed of one employee director and three non-employee directors. Its purpose is to consider and recommend to the Board its proposed slate of directors for submission to the shareholders at the Company's Annual Meeting of Shareholders. The Nominating Committee will consider shareholder nominations for the 1998 Annual Meeting of Shareholders, which must be submitted in writing to the Company not earlier than February 13, 1998 and not later than March 14, 1998. The Nominating Committee met once during the year ended December 31, 1996.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO NOMINEES LISTED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

SECURITY OWNERSHIP

  The following table sets forth certain information with respect to shares of the Company's outstanding Common Stock which are held by: (i) each director and executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) the only persons known to the Company to be the beneficial owners of more than five percent of such Common
Stock:

                                       AMOUNT AND
                                       NATURE OF
                                       BENEFICIAL                      PERCENT
                NAME                  OWNERSHIP(1)                     OF CLASS
                ----                  ------------                     --------
By Directors:
  Charles M. Clough                       22,855(2)(5)                     *
  Michael R. Corboy                        7,001(5)                        *
  Theodore M. Freedman                     7,431(5)                        *
  Jack S. Kilby                           12,334(5)                        *
  Ralph L. Ozorkiewicz                    64,412(3)(4)                     *
  Stanley A. Wainer                        2,334(5)                        *
  Kirk West                                6,001(5)                        *
  Frank S. Wyle                          192,991(5)(6)                   1.5%
By Executive Officers:
  Joseph A. Adamczyk                      52,080(4)                        *
  R. Van Ness Holland, Jr.                85,631(4)                        *
  James N. Smith                          22,478(4)                        *
By All Directors and Executive Offi-
 cers as a Group (11 persons)             475,548(2)(3)(4)(5)(6)(8)(9)    4.0%
By Five Percent Holders:
  The Prudential Insurance Company of
   America                             1,063,270(7)                      8.5%
   751 Broad Street, Newark, New Jer-
   sey 07102-3777
  Lazard Freres & Co. LLC                684,200(8)                      5.4%
   30 Rockefeller Plaza, New York,
   N.Y. 10020

--------
 * Represents holdings of less than one percent.
(1) Unless otherwise indicated, all shares are owned beneficially by the specified individual with sole voting and investment power. Shareholdings of directors and executive officers are shown as of March 17, 1997.
(2) Mr. Clough holds nonqualified stock options granted under a Company stock incentive plan exercisable within 60 days to purchase an aggregate of 10,000 shares of the Company's Common Stock. These shares are shown as beneficially owned and considered to be outstanding for calculating the percentage of ownership for Mr. Clough and directors and executive officers as a group.
(3) Mr. Ozorkiewicz is also an executive officer.
(4) Messrs. Ozorkiewicz, Adamczyk, Holland and Smith as executive officers hold stock options granted under the Company's stock option and stock incentive plans exercisable within 60 days of March 17, 1997 to purchase an aggregate of 28,599; 43,002; 60,702; and 9,883 shares of the Company's Common Stock, respectively. Such shares are shown as beneficially owned by each person named above. These shares have also been considered to be outstanding for purposes of calculating the percentage of ownership of each such person and directors and executive officers as a group.
(5) Messrs. Clough, Corboy, Freedman, Kilby, Wainer, West and Wyle hold nonqualified options under the 1993 Eligible Director's Stock Option Plans exercisable within 60 days of March 17, 1997 to purchase respectively 1,667, 5,001, 3,333, 8,334, 2,334, 4,001 and 8,334 shares of the Company's
    Common Stock. Such shares are shown as beneficially owned by each person named above. These shares have also been considered to be outstanding for purposes of calculating the percentage of ownership of each such person and directors and executive officers as a group. Grants awarded under the 1996 Eligible Directors' Stock Option Plan, which are subject to shareholder approval at the Annual Meeting are not included. Please see "Approval of the 1996 Eligible Directors' Stock Option Plan" herein.

(6) Mr. Frank S. Wyle owns 259 shares outright with sole voting and investment power. As to 187,584 shares, Mr. Wyle is the grantor and trustee of the Frank and Edith Wyle 1980 Revocable Trust which holds such shares. The trust can be revoked at any time by Mr. Wyle. The amount shown also includes 5,148 shares owned by his wife, Mrs. Edith R. Wyle.
(7) The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey, an insurance company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934 (the "Act") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 ("Prudential"), filed a Schedule 13G under the Act reporting beneficial ownership of these shares at December 31, 1996, with sole voting and dispositive power over 653,900 shares, shared voting power covering 403,470 shares and shared dispositive power covering 409,370 shares. The total reported reflects the latest information available to the Company as to share ownership on behalf of this shareholder.
(8) Lazard Freres & Co. LLC, a New York limited liability company and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, filed a Schedule 13G under the Act reporting beneficial ownership of these shares as of December 31, 1996, with sole power to vote covering 569,200 shares and sole power to dispose covering 684,200 shares. The total reported reflects the latest information available to the Company as to share ownership on behalf of this shareholder.
(9) Certain officers of the Company are members of the committee which administers the Company's pension plan (see below for a description of the plan) and are trustees of a trust which owns for the benefit of the plan participants 29,611 shares of the Company's Common Stock, and in such capacity those officers share voting and investment power over such shares. These shares have not been included in calculating the amount or percentage of beneficial ownership of each individual director/executive officer; however, these shares have been included in the amount and percentage of beneficial ownership of all directors and executive officers as a group.

DIRECTOR COMPENSATION

  The Executive Compensation Committee is charged with the determination of compensation for non-employee directors. In September 1996, the Executive Compensation Committee, with the assistance of Towers Perrin, the Committee's independent compensation consultant, recommended to the Board of Directors amendments to non-employee director compensation elements, which were approved unanimously by the Board of Directors effective October 1, 1996. The purposes of the amendments, as described below, were to set director cash compensation at existing levels set forth below, to phase out the Outside Directors Retirement Plan and, consistent with other companies of similar size, to place appropriate emphasis on performance-based compensation elements by the adoption, subject to shareholder approval at the Annual Meeting, of the 1996 Eligible Directors Stock Option Plan covering a maximum of 250,000 shares of the Company's Common Stock. Please see "Approval of the 1996 Eligible Directors' Stock Option Plan" herein.

  Each non-employee director of the Company receives compensation for services as a director at an annual rate of $27,500. Each non-employee director is also paid $1,000 for each committee of which he is a member, $2,500 for each committee of which he is the chairman, and a per meeting fee of $750 for each special board and committee meeting attended.

  The Company provides a Deferred Compensation Plan for its non-employee directors. The plan provides that the directors may elect, prior to December 31st of each year, to defer all or a part of their compensation for the following year, which deferral will continue until the election is revoked. The compensation deferred accrues interest at the Bank of America prime rate. The compensation deferred and any accrued interest will be paid to each participant in 120 equal monthly installments commencing on the 15th day of the month following the month the person ceases to be a director, absent a prior election to receive benefits in another manner. The plan also provides for various payment terms to beneficiaries in the event of death. The Company has entered into agreements to secure funding of these benefits under certain circumstances.

  The Company provides an Outside Directors Retirement Plan for its retired and non-employee directors who were serving as directors on October 1, 1996, which includes all current non-employee directors. Participation is automatic, and benefits become payable upon a director's serving at least five consecutive years as a non-employee director. The plan provides for benefit payments after a director's retirement in an amount representing 100% of the then current annual director retainer for the number of years equal to the director's service as an outside director, with a maximum benefit of ten years. Payments are made only during a director's lifetime, with no survivor benefits being paid after death. The plan provides for the acceleration of benefits upon the occurrence of certain changes of control of the Company.

  The Company with shareholder approval established the 1993 Eligible Directors' Stock Option Plan covering 125,000 shares of the Company's Common Stock, pursuant to which eligible non-employee directors received nonqualified stock options covering a maximum of 10,000 shares of the Company's Common Stock in 5,000 share increments effective October 1, 1993 and every October 1st thereafter at an exercise price equal to the fair market value on the date of award. No further awards will be granted under the 1993 Plan if the 1996 Eligible Directors' Stock Option Plan is approved.

  The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, the 1996 Eligible Directors' Stock Option Plan covering 250,000 shares of the Company's Common Stock, pursuant to which eligible non-employee directors who were serving as such on October 1, 1996 will each receive on October 1, 1996 and every April 1st thereafter nonqualified stock options covering 4,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of award. The Plan further provides that eligible directors appointed or elected after October 1, 1996 (other than those directors serving as such on October 1, 1996) will each receive a one-time grant, upon such appointment or election, of nonqualified stock options covering 10,000 shares of the Company's Common Stock, and every April 1st thereafter nonqualified stock options covering 6,000 shares of the Company's Common Stock, all such options having an exercise price equal to the fair market value on the date of award. Please see "Approval of the 1996 Eligible Directors' Stock Option Plan" herein.

  On July 31, 1984, Mr. Frank S. Wyle retired from full-time employment with the Company and currently serves under contract as a consultant to the Company. For his consulting services, Mr. Wyle is entitled to compensation of $250,000 for each twelve-month period, which amount is adjusted upward annually for any increase in the consumer price index after December 31, 1980 (an adjusted base of $426,750 for the year ended December 31, 1996), less the sum of any amounts received pursuant to social security and amounts received under the Company's pension plan. During the year ended December 31, 1996, the amount paid by the Company under this agreement was $308,162. The agreement also provides that in the event of certain changes of control of the Company, Mr. Wyle may be entitled to an acceleration of a portion of the payments due under his contract. The agreement provides further, among other things, for medical and life insurance coverages, disability benefits, office space for his use and secretarial services. Please see also "Certain Transactions" herein.

  Effective January 1, 1995, Mr. Clough and the Company entered into an agreement (the "Agreement") which superseded his prior employment agreement dated February 1, 1989, as amended. Pursuant to the Agreement, Mr. Clough served as Chairman of the Board and Chief Executive Officer until he retired as an employee effective March 31, 1995, at which time he continued to serve as Chairman of the Board and will serve as Chairman until the earlier of the 1998 Annual Meeting of Shareholders or June 30, 1998. He receives an annual fee of $250,000 payable monthly inclusive of all director and committee fees. The Agreement provides further, among other things, that in the event of certain changes of control of the Company, Mr. Clough may be entitled to an acceleration of a portion of the payments due under the Agreement. He is also entitled to non-employee director benefits as may be in effect from time to time, office space and secretarial services.

             EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION

COMPENSATION AND RELATED MATTERS

  The following table sets forth for the last three fiscal years ended December 31, 1996, a summary of all annual and long term compensation for the Chief Executive Officer and the three executive officers (other than the Chief Executive Officer) who were serving as executive officers at December 31, 1996.

                         SUMMARY COMPENSATION TABLE (A)

                                                                      LONG TERM
                                                                     COMPENSATION
                                          ANNUAL COMPENSATION           AWARDS
                                   --------------------------------- ------------
          (A)               (B)      (C)         (D)         (F)         (G)            (I)
                                                          RESTRICTED
        NAME AND                                            STOCK      OPTIONS/      ALL OTHER
       PRINCIPAL           FISCAL   SALARY  CASH BONUS(B)   AWARDS     SARS(D)    COMPENSATION(E)
        POSITION            YEAR     ($)         ($)      ($)(B)(C)      (#)            ($)
       ---------          -------- -------- ------------- ---------- ------------ ---------------
Ralph L. Ozorkiewicz      12/31/96 $500,000   $    -0-     $495,000     50,000       $ 51,177
 President and            12/31/95  400,000    280,000      536,355     30,000         43,549
 Chief Executive Officer  12/31/94  300,000    210,000       72,226     45,000         43,549
Joseph A. Adamczyk        12/31/96  325,000    224,730       74,910     30,000         26,628
 Executive Vice           12/31/95  260,000    169,000      319,116     20,000         23,453
 President and Chief      12/31/94  240,000    156,000       53,658     15,000         23,453
 Operating Officer
R. Van Ness Holland, Jr.  12/31/96  265,000        -0-      209,880     10,000         16,576
 Executive Vice           12/31/95  250,000    150,000      178,571      8,500         12,601
 President-Finance and    12/31/94  230,000    149,500       69,164     10,000        139,961
 Treasurer, Chief
 Financial Officer
James N. Smith            12/31/96  265,000     10,000      217,040     22,000         21,473
 Executive Vice           12/31/95  225,000    112,500      235,207     12,000         17,340
 President                12/31/94  180,000    102,850          -0-     10,000         14,281

--------
(A) Columns (e) "Other Annual Compensation" and (h) "LTIP Payouts" are omitted from the table as there was no such compensation awarded to, earned by, or paid to any of the named executive officers in any fiscal year covered by the table.

(B) The Company has an executive incentive compensation program for executive officers, which in 1996 was based solely on the Company's financial performance and in 1995 and 1994 was based on the Company's financial performance as well as the personal performance of the individual. For incentive awards earned in 1996, each executive officer was given the option to defer all or a portion of his cash incentive award in shares of restricted stock, vesting in equal annual installments over three years from date of award. As an additional incentive, this award was matched by a Company restricted stock award not included in the table equal to 25% of the executive officers's deferred award which will be vested and earned three years from the date of award. For Messrs. Ozorkiewicz, Adamczyk and Holland in 1995 and 1994, and for Mr. Smith in 1995, actual incentive amounts earned in excess of their respective total incentive targets were paid in shares of restricted stock in lieu of cash. These shares vest in equal annual installments over three years from date of award. Please see footnote (C) for restricted stock award detail. Please also see "Report of the Executive Compensation Committee" herein.

(C) Dollar amounts shown equal the number of shares of restricted stock multiplied by the stock price on the award date or at year-end as shown below and do not take into account diminution of value attributable to restrictions applicable to the shares. Awards for 1995 and 1994 represent earned incentive compensation, including that for personal performance, in excess of the individual's total incentive target and was paid in shares of restricted stock in lieu of cash.

                         1996 RESTRICTED STOCK AWARDS

                                        CASH INCENTIVE AWARD   COMPANY 25% MATCH
                                          DEFERRED 1/31/97          1/31/97
                                        ---------------------- -----------------
      NAME                               $ VALUE     # SHARES  $ VALUE  # SHARES
      ----                              ----------- ---------- -------- --------
      R. L. Ozorkiewicz................ $   495,000     12,531 $123,750  3,133
      J. A. Adamczyk...................      74,910      1,896   18,728    474
      R. V. Holland, Jr. ..............     209,880      5,313   52,470  1,328
      J. N. Smith......................     217,040      5,494   54,260  1,374

                         1995 RESTRICTED STOCK AWARDS

                                                                  AWARDED ON
                                                 AWARDED ON       11/27/95 @
                                              1/17/96 @ $28.75      $37.875
                                              ---------------- -----------------
      NAME                                    $ VALUE # SHARES $ VALUE  # SHARES
      ----                                    ------- -------- -------- --------
      R. L. Ozorkiewicz...................... $81,363  2,830   $454,992  12,013
      J. A. Adamczyk.........................  49,105  1,708    270,011   7,129
      R. V. Holland, Jr. ....................  43,585  1,516    134,986   3,564
      J. N. Smith............................  32,689  1,137    202,518   5,347

                         1994 RESTRICTED STOCK AWARDS

                                                 AWARDED ON
                                                   1/26/95
                                                  @ $22.00
                                              ----------------
      NAME                                    $ VALUE # SHARES
      ----                                    ------- --------
      R. L. Ozorkiewicz...................... $72,226  3,283
      J. A. Adamczyk.........................  53,658  2,439
      R. V. Holland, Jr. ....................  69,164  2,337
      J. N. Smith............................     -0-    -0-

   The number and dollar value of shares of restricted stock held on December 31, 1996, based upon the closing price of the Common Stock of $39.50 at year-end were: Mr. Ozorkiewicz--16,746 shares ($661,467); Mr. Adamczyk-- 10,457 shares ($413,052); Mr. Holland--8,417 shares ($332,472); and Mr.
   Smith--5,870 shares ($231,865). Year-end data exclude shares awarded on January 31, 1997 at $39.50 per share, the closing price of the Common Stock at year-end reflected in the 1996 Restricted Stock Awards table above. Recipients of restricted stock awards are entitled to dividend and voting rights.

(D) The amounts reflected in this column represent grants of stock options only.
(E) The amounts shown in this column for 1996 include for Messrs. Ozorkiewicz, Adamczyk, Holland and Smith Company paid split-dollar insurance premiums of $43,249, $23,153, $12,301 and $17,040, respectively, and for 1995 and
    1994 represent for Messrs. Ozorkiewicz and Adamczyk Company paid split-dollar insurance premiums; represent for Mr. Holland in 1995 and for 1994 split-dollar insurance premiums of $12,301 and Company paid relocation expenses of $127,360 (consisting of $69,630 in reimbursed expenses and $57,730 in related income taxes payable); and represent for Mr. Smith in 1995 split-dollar insurance premiums and in 1994 Company paid relocation expenses of $13,981 (consisting of $10,860 in reimbursed expenses and $3,121 in related income taxes payable). See "Insurance Benefits" herein. Amounts for 1996 also include Company matching contributions subject to a combined maximum of $0.50 per dollar of the first 6% of pay contributed to the Company's 401(k) Plan and the Company's executive deferred compensation plan: Mr. Ozorkiewicz ($7,928); Mr. Adamczyk ($3,475); Mr. Holland ($4,275); and Mr. Smith ($4,433). Amounts for 1995 and 1994 include 401(k) Company matching contributions of $300 for each person named in the table. See "Pension Plan and Related Retirement Benefits" herein.

STOCK OPTIONS

  The following table reflects information as to stock options granted for those named individuals above in the Summary Compensation Table, during the year ended December 31, 1996, and other information relating thereto:

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    GRANT DATE
                        INDIVIDUAL GRANTS                             VALUE
------------------------------------------------------------------- ----------
        (A)               (B)          (C)        (D)       (E)        (F)
                       NUMBER OF    % OF TOTAL
                       SECURITIES  OPTIONS/SARS EXERCISE
                       UNDERLYING   GRANTED TO  OR BASE             GRANT DATE
                      OPTIONS/SARS EMPLOYEES IN  PRICE   EXPIRATION  PRESENT
        NAME          GRANTED (#)  FISCAL YEAR   ($/SH)     DATE    VALUE ($)
--------------------  ------------ ------------ -------- ---------- ----------
                        (A),(B)                   (C)                  (D)
Ralph L. Ozorkiewicz     50,000         29%      $38.50   12/16/06   $764,500
Joseph A. Adamczyk       30,000         18%       38.50   12/16/06    458,700
R. Van Ness Holland,
 Jr.                     10,000          6%       38.50   12/16/06    152,900
James N. Smith           22,000         13%       38.50   12/16/06    336,380

--------
(A) Options were granted in the year ended December 31, 1996 under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), and become exercisable in increments of 20% per year beginning one year after the date of grant until fully vested on the fifth anniversary date. No stock appreciation rights ("SARs") were granted.
(B) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment, in the Committee's discretion, and acceleration upon the occurrence of certain changes in control of the Company.
(C) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(D) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $38.50, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 6.30% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 37.29% calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $0.32 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and a reduction of approximately 11.38% to reflect the probability of forfeiture due to termination prior to vesting and 15.90% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

  The following table reflects stock option information for those individuals named in the tables above relating to option exercises during the year ended December 31, 1996, and number and value of exercisable options at year end:

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

                                              NUMBER OF
                                             SECURITIES    VALUE OF UNEXERCISED
                                             UNDERLYING        IN-THE-MONEY
                                             UNEXERCISED       OPTIONS/SARS
                                            OPTIONS/SARS      AT FY-END (A)
                                            AT FY-END (#)          ($)
                                           --------------- --------------------
                  SHARES ACQUIRED  VALUE
                    ON EXERCISE   REALIZED  EXERCISABLE/       EXERCISABLE/
      NAME              (#)        ($)(A)   UNEXERCISABLE     UNEXERCISABLE
      ----        --------------- -------- --------------- --------------------
Ralph L.
 Ozorkiewicz          34,176      $853,728  22,599/120,999 $ 370,450/1,093,228
Joseph A.
 Adamczyk              3,750       120,938  39,002/ 68,998   803,544/  544,705
R. Van Ness Hol-
 land, Jr.             4,000       129,500  56,702/ 36,798 1,399,286/  444,527
James N. Smith         7,000       234,250  28,601/ 46,399   631,373/  358,378

--------
(A) Calculated by subtracting actual option exercise price from market price at exercise date or at year-end ($39.50 per share), as the case may be, and multiplying the difference by number of shares in each category.

INSURANCE BENEFITS

  The Company provides all executive officers with additional life insurance benefits funded with "split dollar" insurance contracts pursuant to which the covered persons contribute a portion of the premium. Each covered person receives from the Company the amount necessary to fund his portion of the premium. The policies are collaterally assigned to the Company as security for the payments made by the Company. The Company will receive its total premium contributions from the policy's cash value at the time of a participant's retirement or from the proceeds payable in the event of death. Each participant designates his own beneficiaries for the balance of the proceeds.

EMPLOYMENT AGREEMENTS

  Messrs. Ozorkiewicz, Adamczyk, Holland and Smith have employment agreements with the Company which expire on December 31, 1999, and provide that as of January 1, 1995, their annual compensation will not be less than $550,000, $335,000, $312,000 and $262,000, respectively (the "1995 Agreements"). In
March 1997, the Board of Directors approved a form of employment agreement to replace the 1995 Agreements with three-year "evergreen" contracts providing for minimum annual compensation consisting of base salary then in effect plus 50% of the officer's incentive target or actual incentive if less than 50% in any year. All agreements provide that the executive will be considered in the Company's annual compensation review and incentive compensation program. All agreements provide for termination for cause or in case of death, illness or extended periods during which the individual cannot perform his duties.

  The agreements also provide that each officer may be entitled to compensation if he is discharged without "Just Cause" or resigns for "Good Reason" prior to or following a "Change in Control", as those terms are defined in the agreements. A "Change in Control" in these agreements and elsewhere is deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the '34 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the '34 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

  In the event of a discharge without "Just Cause" or a resignation for "Good Reason", the executive officers are entitled to receive: (i) all compensation benefits and bonuses due prior to the date of discharge or resignation; and
(ii) a lump sum payment equal to the present value of the compensation which would be received by each through the term of the agreement had the resignation or discharge not occurred. Payments which constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") shall be limited to one dollar less than the amount which would cause payments to be subject to the excise tax imposed by Section 4999 of the Code.

PENSION PLAN AND RELATED RETIREMENT BENEFITS

  The Company maintains currently a non-contributory defined benefit pension plan in which each regular employee not covered by a collective bargaining agreement participates, commencing on the first day of the month next following the date of hire. Benefits are fully vested at the completion of five years of service. The normal retirement age is 65 or five years of service, whichever is later, and the annual retirement benefit is based upon the participant's average of the 5 highest years of compensation over the last 10 years of employment with the Company. Remuneration used in the computation of net annual retirement benefits for executive officers is substantially the same as that reported in the salary and bonus columns in the "Summary Compensation Table," except that the total amount of compensation which may be taken into account in computing benefits earned after January 1, 1994 is limited to $150,000. The plan also provides for early retirement and includes an automatic 50% joint and survivor benefit for married employees at no cost to them for the preretirement survivor protection.

  The Company also has adopted a Supplemental Executive Retirement Plan ("SERP"). Those employees (or beneficiaries) specified by the Employee Benefits Committee for inclusion in the SERP are provided with benefits equal to the retirement benefit which would be provided under the Company's pension plan if certain limitations imposed under the Code were not applicable. Messrs. Ozorkiewicz, Adamczyk, Holland and Smith are participants. The SERP provides for acceleration of benefits upon the occurrence of certain changes of control of the Company. The Compay has also entered into agreements to secure funding of these benefits under certain circumstances.

  The table below sets forth the estimated annual benefits payable upon normal retirement, which include benefits payable from the defined benefit plan and the supplementary executive retirement plan to persons in specified remuneration and years-of-benefit service classifications. The accumulated full years of service of Messrs. Ozorkiewicz, Adamczyk, Holland and Smith are 11, 17, 17 and 9 years, respectively. The benefits presented in the table below are currently subject to a deduction equal to 40% of social security benefits pro-rated for less than 30 years of service at retirement. Amounts presented in the table are straight life annuity benefits.

                              PENSION PLAN TABLE

                                                YEARS OF SERVICE
                                  -----------------------------------------------
 FIVE YEAR AVERAGE
   REMUNERATION                      10       15        20        25        30
-----------------                 -------- --------  --------  --------  --------
   $100,000...................... $ 13,000 $ 20,000  $ 27,000  $ 33,000  $ 40,000
    150,000......................   20,000   30,000    40,000    50,000    60,000
    200,000*.....................   27,000   40,000    53,000    67,000    80,000
    250,000*.....................   33,000   50,000    67,000    83,000   100,000
    300,000*.....................   40,000   60,000    80,000   100,000   120,000
    350,000*.....................   47,000   70,000    93,000   117,000   140,000*
    400,000*.....................   53,000   80,000   107,000   133,000*  160,000*
    450,000*.....................   60,000   90,000   120,000   150,000*  180,000*
    500,000*.....................   67,000  100,000   133,000*  167,000*  200,000*
    550,000*.....................   73,000  110,000   147,000*  183,000*  220,000*
    600,000*.....................   80,000  120,000   160,000*  200,000*  240,000*
    650,000*.....................   87,000  130,000*  173,000*  217,000*  260,000*
    700,000*.....................   93,000  140,000*  187,000*  233,000*  280,000*
    750,000*.....................  100,000  150,000*  200,000*  250,000*  300,000*
    800,000*.....................  107,000  160,000*  213,000*  267,000*  320,000*
    850,000*.....................  113,000  170,000*  227,000*  283,000*  340,000*
    900,000*.....................  120,000  180,000*  240,000*  300,000*  360,000*

--------
*  Defined benefit plan portion subject to maximums under the Code.

  The Company has entered into Supplemental Executive Retirement Agreements, as amended, for the benefit of Messrs. Clough and Freedman. Mr. Clough is a participant in two separate agreements, each of which provides for payments of $50,000 a year for 15 years to him (or his beneficiaries), which payments commenced December 1994. The agreement with Mr. Freedman provides for payments of $50,000 a year for 15 years to him (or his beneficiaries), which payments commenced January 1996. These agreements provide for acceleration of benefits upon the occurrence of certain changes of control of the Company. The Company has also entered into agreements to secure funding of these benefits under certain circumstances.

  The Company maintains currently a defined contribution plan (the "Wyle 401(k) Plan") for the benefit of all regular employees who either were employed by the Company on July 1, 1985, or have completed three months of service with the Company. The Wyle 401(k) Plan is designed as a tax-qualified retirement plan under Section 401(k) of the Code. Participants, at their discretion, may contribute 1% to 15% of their pay, subject to certain limitations, which contributions are invested in one or more of seven funds as directed by the participants. The Company provides a matching contribution of $0.50 per dollar of the first 6% of pay contributed to the Plan, subject to certain Code limitations.

  The Company established effective July 1996 a nonqualified deferred compensation plan, pursuant to which executive officers and other highly compensated employees may at their discretion contribute on a pre-tax basis 1% to 25% of base salary, which contributions are invested in one or more of six funds as directed by participants. The Company provides a matching contribution of $0.50 per dollar of the first 6% of pay contributed combined with contributions to the Wyle 401(k) Plan.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

  The following report is designed to assist shareholders in understanding the Executive Compensation Committee philosophy on executive compensation and how this philosophy was applied to the compensation for the year ended December 31, 1996, of Mr. Ozorkiewicz, President and Chief Executive Officer, and the executive officers of the Company, Messrs. Adamczyk, Holland and Smith.

  The charter of the Executive Compensation Committee (the "Committee") is to determine base salary levels, establish and administer the Company's various incentive plans, including the stock incentive and option plans and approve other fringe benefits. In this connection, the Committee reviews annually compensation levels and evaluates the performance of executive officers and certain members of senior management. The Committee reviews with, and makes detailed recommendations to, the Board of Directors concerning all aspects of executive officer compensation, other than stock-based incentives which are within the sole purview of the Committee.

  The Committee has retained as its independent compensation consultant the nationally recognized actuarial and compensation consulting firm of Towers Perrin. During the year ended December 31, 1996, Towers Perrin met with the Committee to review the Company's compensation philosophy, plans and structure, as well as Towers Perrin compensation surveys based on national and competitor data.

COMPENSATION PHILOSOPHY

  The Company's overall compensation philosophy, which is endorsed by the Committee, is to provide compensation that will attract and retain superior executives to maximize shareholder value. Competitive base salaries are one component consistent with the philosophy. The Committee also believes that a substantial portion of total annual executive officer compensation should be "at risk" through short-term incentives relating to measured financial performance. The Committee believes that disclosure of specific performance targets or criteria would place the Company at a competitive disadvantage and may be misleading to shareholders. In addition, the Committee believes that, by utilizing the vehicle of stock ownership through the Company's various stock incentive and option plans, alignment of the interests of management with those of its shareholders will occur.

COMPENSATION PROGRAM ELEMENTS

  The Company's executive compensation program consists of three elements:

    . Base salary

    . Short-term incentive compensation

    . Long-term incentive compensation

 Base Salary

  Each executive officer's base salary is reviewed annually. Salary increases are determined by a number of factors including promotion, performance, inflation, internal equity and increases in levels of responsibility. All salaries are based on sustained individual performance toward the Company's goals and objectives.

 Short-Term Incentive Compensation

  The Company's short-term incentive compensation program for the year ended December 31, 1996 provided annual executive officer compensation opportunities based on the Company's actual return on net assets ("RONA") and earnings growth performance measured against RONA and earnings growth targets established prior to the beginning of the fiscal year by the Committee and approved by the Board of Directors. For incentive awards earned in 1996, each executive officer was given the option to defer all or a portion of his cash incentive award in shares of restricted stock, vesting in equal annual installments over three years from date of award. As an additional incentive, this award was matched by a Company restricted stock award equal to 25% of the executive officer's deferred award vesting three years from the date of award. Please see "Long-Term Incentive Compensation" below for a description of the Committee's policy on restricted stock.

 Long-Term Incentive Compensation

  The Committee believes that awards of stock options promote the interest of the Company by providing performance incentives to executive officers and key employees who are responsible for the management, growth and financial success of the Company. Options are priced at 100% of the market value on the date of grant. Since stock options have no economic value to recipients until the price of the Company's stock exceeds the grant price, and since the option grants require that the executive serve for a period of time before all or a portion of the option may be exercised, the Committee believes that executives are motivated to manage their businesses in ways that over the long term will benefit shareholders through an increased stock price.

  As a general rule, the Committee considers the level of the optionee's job responsibility and his or her potential impact on the Company's performance in arriving at the number of shares to be granted under the stock option plans, as well as the frequency and amount of prior option grants. Neither the Company nor the Committee has established a target ownership level for equity holding in the Company by executive officers and key employees.

  Since adoption of the 1992 Stock Incentive Plan, the Committee has utilized restricted stock principally to reward selectively key employees, other than executive officers and senior management, for exceptional achievement and to serve as a retention device. For the two years ended December 31, 1995, the Committee determined that short-term incentive compensation for executive officers, which exceeded predetermined target levels, would be paid in shares of restricted stock vesting over a three-year period as replacement for cash compensation. For incentive awards earned in 1996, each executive officer was given the option to defer all or a portion of his cash incentive award in shares of restricted stock, vesting in equal annual installments over three years from date of award. As an additional incentive, this award was matched by a Company restricted stock award equal to 25% of the executive officer's deferred award vesting three years from the date of award. The Committee believes that the restricted stock awards also promote the interest of the Company by providing performance incentives and motivating award recipients to manage their business to benefit shareholders over the long term through an increased stock price. These awards also serve as a retention device.

FISCAL 1996 CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Ozorkiewicz' base salary of $500,000 in effect for 1996 was 25% greater than 1995, reflecting an increase recommended by Towers Perrin based upon its survey data.

  Mr. Ozorkiewicz' incentive compensation for 1996 totalled $495,000, based solely upon actual company financial performance against pre-established targets and was paid in shares of restricted stock in lieu of cash in accordance with the Company's executive officer incentive compensation program. Mr. Ozorkiewicz' total incentive compensation for 1996 represents a 57% decline over the amount paid in fiscal 1995 and 99% of his base salary in effect for 1996. Financial performance generated an above target incentive for Mr. Ozorkiewicz based upon exceeding by a significant margin the financial goals set prior to the beginning of the year. Mr. Ozorkiewicz was granted a stock option covering 50,000 shares of Common Stock in 1996 in recognition of Mr. Ozorkiewicz' effective leadership of the Company and for his role in achieving record earnings, conceiving and implementing a strategy to increase significantly the Company's value-added services business segment and continuing to execute the successful national and international expansion strategies.

RECENT INTERNAL REVENUE CODE AMENDMENTS

  The Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Chief Executive Officer and the three other most highly compensated executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Given that the proposed Treasury Regulations interpreting Section 162(m) have been adopted in final form, the Company at this time will adopt appropriate changes to the Company's compensation structure or compensation or existing stock incentive option and plans, including the 1992 Stock Incentive Plan and the 1978 and 1988 Stock Option Plans, to meet the Section 162(m) requirements to generally preserve the deductibility of all compensation paid by the Company which is subject to
Section 162(m). Please see "APPROVAL OF PROPOSED AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN AND THE 1978 AND 1988 STOCK OPTION PLANS."

                                          Respectfully submitted,

                                          Executive Compensation Committee of
                                           the Board of Directors

                                          Edward Sanders, Chairman
                                          Michael R. Corboy
                                          Kirk West

                               PERFORMANCE GRAPH

                COMPARISON OF 59-MONTH CUMULATIVE TOTAL RETURN*
                  AMONG WYLE ELECTRONICS, THE S&P 500 INDEX
                     AND THE S&P HIGH TECH COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           WYLE           S&P          S&P HIGH
(Fiscal Year Covered)        ELECTRONICS    500 INDEX    TECH COMPOSITE
-------------------          ----------     ---------     -------------
Measurement Pt-  /  /
FYE  1/92                    $100           $100         $100
FYE  1/93                    $137           $111         $105
FYE 12/93                    $142           $121         $123
FYE 12/94                    $145           $122         $143
FYE  1/95                    $264           $168         $206
FYE 12/96                    $299           $207         $292

  IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

  THE FOREGOING REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During the year ended December 31, 1996, Messrs. Sanders, Corboy, Wainer and Wyle served as members of the Executive Compensation Committee from January 1st to May 14th and Messrs. Sanders, Corboy and West served as members from May 14th to December 31, 1996. Messrs. Wainer and Wyle were formerly officers of the Company. Mr. Wyle serves currently as a consultant to the Company.

CERTAIN TRANSACTIONS

  On December 23, 1994, the Company completed the sale of its Scientific Services & Systems ("SS&S") business to WESS Investment Corp., a buy-out group led by William E. Simon & Sons and certain members of the SS&S management ("WESS"). In 1995, WESS changed its name to Wyle Laboratories, Inc. The Company has been advised that Frank S. Wyle, a director of the Company, serves also as a director of Wyle Laboratories, Inc.

  Wyle Laboratories, Inc. acquired certain assets and liabilities of SS&S, including receivables, inventory, property, plant and equipment, accounts payable and accrued expenses for a negotiated purchase price of $30 million in cash, subject to adjustment, plus additional amounts that may be paid to the Company under an earnout provision. The Company is performing certain administrative services for Wyle Laboratories, Inc. pursuant to an administrative services agreement effective for a five-year period.

APPROVAL OF THE 1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN
(PROPOSAL 2)

PROPOSED ACTION REGARDING 1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

  In September 1996, the Executive Compensation Committee with the assistance of Towers Perrin, the Committee's independent compensation consultant, recommended to the Board of Directors amendments to non-employee director compensation elements, which were approved by the Board of Directors effective October 1, 1996. The purposes of the amendments were to set director cash compensation at existing levels, to phase out the Outside Directors Retirement Plan, and consistent with other companies of similar size, to place appropriate emphasis on performance-based compensation elements by the adoption, subject to shareholder approval at the Annual Meeting, of the 1996 Eligible Directors Stock Option Plan covering a maximum of 250,000 shares of the Company's Common Stock.

  The Board of Directors believes that the 1993 Eligible Directors' Stock Option Plan (the "1993 Plan") has been worthwhile in attracting, motivating and retaining experienced and knowledgeable members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors"). Accordingly, the Board of Directors has unanimously adopted the Company's 1996 Eligible Directors' Stock Option Plan (the "Plan"). At the Annual Meeting, shareholders will be asked to approve the Plan. No further option grants will be awarded under the 1993 Plan if the Plan is approved.

  The Plan provides for the automatic grant of nonqualified stock options to Non-Employee Directors. The Plan covers a maximum of 250,000 shares of the Company's Common Stock, subject to adjustment. The following discussion summarizes the material features of the Plan; however, it is qualified in its entirety by reference to the text of the Plan, which is attached to the Proxy Statement as Annex A. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

SUMMARY DESCRIPTION OF 1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

  Eligibility and Administration. The Plan provides for automatic grants to Non-Employee Directors of nonqualified options to acquire shares of the Company's Common Stock. Currently, there are 8 Non-

Employee Directors on the Board who are eligible to participate in the Plan. Future participation will be based on a person's status as a Non-Employee Director.

  The Plan is designed to be self-effectuating to the maximum extent possible. Subject to the express provisions of the Plan, the Board of Directors has the authority to construe and interpret the terms of the Plan and individual option agreements.

  Amount of Common Stock Subject to Options Under the Plan. A maximum of 250,000 shares of Common Stock may be issued in total under the Plan. The number and type of shares of Common Stock which may be subject to options under the Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization, reclassification, merger, reorganization, consolidation and other similar events affecting the Company. Except for the formula award provisions of the Plan, there is no limit on the number of shares of Common Stock or options that may be granted to an individual Non-Employee Director during the term of the Plan.

  Grants of Options. All Non-Employee Directors will receive annual nondiscretionary grants of nonqualified options to purchase shares of the Company's Common Stock over the term of the Plan. The grant date for such options will be April 1 of each year, commencing in 1997. The specific number of shares subject to the annual options granted to each Non-Employee Director will vary depending on whether the Non-Employee Director was a member of the Board of Directors as of October 1, 1996. Each Non-Employee Director in office on October 1, 1996 will be granted an option on an annual basis to purchase 4,000 shares of the Company's Common Stock; provided, however, that the Non-Employee Director is in office on the date of grant. Each Non-Employee Director who takes office as such after October 1, 1996 will be granted an option on an annual basis to purchase 6,000 shares of the Company's Common Stock; provided, however, that the Non-Employee Director is in office on the date of grant. The exercise price of options granted under the Plan will be equal to the fair market value of the shares of Common Stock on the grant date. The price of a share of the Company's Common Stock on the New York Stock Exchange on March 17, 1997 was $33.625.

  In addition to the automatic annual grants described above, the Plan provides for a one-time initial grant to each Non-Employee Director. Each Non-Employee Director who was in office on October 1, 1996 was granted, subject to shareholder approval of the Plan, an option to purchase 4,000 shares of Common Stock at an exercise price of $31.50 per share. Each Non-Employee Director who first takes office after October 1, 1996 will receive a one time initial option grant of 10,000 shares of Common Stock.

  The number and value of the options granted on October 1, 1996, subject to the assumptions noted, are shown below:

                  1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN
                      PLAN BENEFITS (OCTOBER 1996 GRANTS)

                                                               DOLLAR  NUMBER
                                                               VALUE     OF
                                                               ($)(1)  SHARES
                                                              -------- ------
   Non-Employee Director Group (8 persons)................... $414,080 32,000(2)

--------
(1) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $31.50, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 6.53% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 37.81% calculated using daily stock prices for the one-year period prior to the grant date;

    dividends at the rate of $0.32 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and a reduction of approximately 7.79% to reflect the probability of forfeiture due to termination prior to vesting and approximately 16.21% to reflect the probability of a shortened option term due to termination of service prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. The value of automatic grants in future years to Non-Employee Directors is not determinable until the market value on the award date and other variable at the time are known.

(2) Represents the annual amount to be awarded each year, assuming 8 eligible persons, up to an aggregate amount of 250,000 shares to all Non-Employee Directors, subject to anti-dilution adjustments.

  Consideration Received for Options. Typically, the only consideration received by the Company for the grant of an option under the Plan will be service on the Board of Directors by the optionee.

  Type and Term of Options. Only nonqualified stock options will be awarded under the Plan. A nonqualified stock option is the right to purchase shares of the Company's Common Stock at a future date at the exercise price on the date the option is granted. Options granted under the Plan will expire ten years after the date of grant, subject to earlier termination in the event an optionee's service as a Non-Employee Director terminates. See "Termination of Directorship."

  Exercise of Options. Subject to early termination or acceleration provisions (which are summarized below), options awarded under the Plan will generally become fully exercisable as of the date which is six months after the grant date.

  The exercise price of any option grant under the Plan may be paid (i) in cash or by check, (ii) in shares of the Company's Common Stock previously owned by the optionee for at least six months prior to exercise, (iii) partly in such shares and partly in cash, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company the amount of the sale proceeds necessary to pay the exercise price.

  If any option granted under the Plan is not exercised prior to its expiration or other termination, the underlying shares will thereafter be available for further option grants under the Plan.

  Non-Transferability. The Plan provides that all options are non-transferable and will not become subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. The Plan provides further that the Committee may permit options to be exercised by certain persons or entities related to a participant for estate or tax planning purposes. Subject to the above exceptions, only the participant may exercise an award during the participant's lifetime.

  Termination of Directorship. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of (i) death, (ii) disability, (iii) retirement (in accordance with the Company's mandatory retirement policy for Non-Employee Directors) or (iv) resignation (or failure to be renominated) because of a potential conflict of interest due to the Non-Employee Director's position of outside employment, the Non-Employee Director's options shall become fully exercisable and shall remain exercisable for 36 months after the date of such termination or until the expiration of their stated term, whichever occurs first. Any option which is not then exercised shall terminate. If a Non-Employee Director's services terminate for any other reason, the Non-Employee Director's options, to the extent they are exercisable on such date, shall remain exercisable for 36 months after the date of such termination or until the expiration of their stated term, whichever occurs first, and shall then terminate.

  Other Acceleration of Awards. Upon the occurrence of certain Events described in Section 4.1k of the Plan (such as a dissolution, liquidation, merger, asset sale or similar transaction affecting the Company which has been approved by shareholders, or a "change in control" of the Company as defined in such section), each option awarded under the Plan will become immediately exercisable.

  Termination of or Changes to the Plan. The Board of Directors may terminate the Plan or may amend the Plan, but no amendment may be made without shareholder approval if such approval is required by law. No amendment, suspension or termination of the Plan may, without the written consent of the optionee, affect in any manner materially adverse to the optionee any rights or benefits of the optionee or obligations of the Company under any option granted under the Plan prior to the effective date of such change. Unless earlier terminated by the Board, the Plan will terminate on September 30, 2006.

  Non-Exclusivity. The Plan does not limit the authority of the Board of Directors to grant awards or authorize any other compensation under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

  Nonqualified Stock Options. An optionee receiving a nonqualified stock option under the Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the optionee must generally recognize ordinary income at the time of exercise of the nonqualified stock option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an optionee is deductible by the Company in the year that the income is recognized. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held.

  Accelerated Payments. If, as a result of certain changes in control in the Company, a participant's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300 percent of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20 percent non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

  Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

  Shareholders should note that because Non-Employee Directors (subject to re-election and shareholder approval) will receive stock options under this proposal, all current Non-Employee Directors of the Company have a personal interest in the proposal and its approval by shareholders. However, the members of the Board of Directors believe that the Plan is in the best interests of the Company and its shareholders.

  ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

APPROVAL OF PROPOSED AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN AND THE 1978 AND 1988 STOCK OPTION PLANS
(PROPOSAL 3)

  The Board of Directors believes that the various stock option and stock incentive plans adopted by the Company have been worthwhile in attracting and retaining desirable key employees and executives. At the Annual Meeting, shareholders will be asked to approve the amendments described below to the 1992 Stock Incentive Plan, the 1978 Nonqualified Stock Option Plan (the "1978 Plan") and the 1988 Stock Option Plan (the "1988 Plan"), collectively adopted by the Board of Directors on October 31, 1996. For information regarding options and restricted stock awards granted to directors and executive officers of the Company, see the material under the headings "Compensation of Directors" and "Executive Compensation."

PROPOSED AMENDMENTS TO THE PLANS

  The proposed amendments to the Plans which require shareholder approval may be summarized as follows:

  Individual Share Limit. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, ("Code"), the Company may not deduct certain compensation of over $1,000,000 in any year to the Chief Executive Officer or one of the four other most highly compensated executive officers of the Company unless, among other things, this compensation qualifies as "performance-based compensation" under Code Section 162(m). For purposes of satisfying the performance-based compensation exception under Code Section 162(m) with respect to options and stock appreciation rights that are granted under the Plans, the Plans have been amended, subject to shareholder approval, to provide that the maximum number of shares which may be covered by options and stock appreciation rights that are granted to an individual during any calendar year under the 1992 Plan, 1978 Plan or the 1988 Plan cannot exceed 75,000 shares, subject to certain adjustments.

  Transferability Restrictions. The Plans currently provide that awards are generally nontransferable. The Plans have been amended, subject to shareholder approval, to clarify the existing transfer restrictions and provide for limited exceptions. The amended provisions are more fully described under "Summary Description of the Plans--Transferability," below.

  Amendment Authority. The Plans have also been amended, subject to shareholder approval, to provide that any amendment that would materially (i) increase the benefits accruing to participants, (ii) increase the aggregate number of shares of the Company's Common Stock that may be delivered under the Plans, or (iii) modify eligibility requirements under the Plans, shall be subject to shareholder approval only to the extent required by applicable law or deemed necessary or advisable by the Board of Directors.

SUMMARY DESCRIPTION OF THE PLANS

  Administration. The Plans are administered by either (i) the Board or (ii) The Executive Compensation Committee of the Board (either the Board or the Compensation Committee is referred to (herein as the "Committee") consisting of two or more directors, each of whom in respect of any decision at a time when the participant affected by the decision may be subject to Section 162(m) of the Code and/or Section 16 of the Securities Exchange Act of 1934, will be an "outside director" within the meaning of Code Section 162(m) and/or a "Non-Employee Director" within the meaning of Rule 16b- 3(b)(3), as applicable.

  Eligibility. Under the Plans, awards may be granted to any officer or other key employee of the Company or of any subsidiary. Directors who are not regular employees of the Company are not eligible to participate in the Plans.

  The 1992 Plan covers a maximum of 500,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances described more fully in the 1992 Plan. As of March 17, 1997 there remains 1,900 shares of Common Stock available to be granted under the 1992 Plan. The closing price of the Company's Common Stock on the New York Stock Exchange on March 17, 1997 was $33.625 per share. The Company estimates that all officers and key employees of the Company will remain eligible to receive awards under the Plans, subject to the discretion of the Committee to determine the particular individuals who, from time to time, will be selected to receive awards.

  Shares Available for Awards. The 1978 Plan covers a maximum of 625,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances described more fully in the 1978 Plan. As of March 17, 1997, there remains 7,101 shares of Common Stock available to be granted under the 1978 Plan.

  The 1988 Plan covers a maximum of 400,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances described more fully in the 1988 Plan. As of March 17, 1997 there remains 1,969 shares of Common Stock available to be granted under the 1988 Plan.

  Vesting and Award Periods. Subject to early termination or acceleration provisions (which are summarized below), an award is exercisable, in whole or in part, from the date specified in the related award agreement until the expiration date specified by the Committee; provided, however, all options expire not later than ten years after the date of grant.

 Types of Awards.

  The 1992 Plan permits the grant of options (both incentive and nonqualified), stock appreciation rights, restricted stock awards, performance share awards and stock bonuses.

  The 1978 Plan permits the grant of nonqualified stock options.

  The 1988 Plan permits the grant of options (both incentive and nonqualified) and stock appreciation rights.

  Transferability. The Plans generally provide that all awards are non-transferable and will not become subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. As amended, the Plans provide that the Committee may permit awards to be exercised by certain persons or entities related to a participant for estate and/or tax planning purposes. Incentive stock options, and with respect to the 1992 Plan, restricted stock awards will be further subject to all applicable transfer restrictions under the Code. Subject to the above exceptions, only the participant may exercise an award during the participant's lifetime.

  Purchase Price. The purchase price payable upon the exercise of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted at an exercise price which is less than the fair market value of the Common Stock on the date of grant. Nonqualified options have been granted under the Plans only at exercise prices equal to fair market value on the date of grant. Payment for the exercise may be made (i) in cash or equivalent; (ii) with shares of Common Stock already owned by the option holder, with certain restrictions if the shares were originally acquired upon exercise of a stock option; (iii) with respect to the 1992 Plan and the 1988 Plan, if authorized by the Committee, or if specified in the option agreement, by a promissory note; or (iv) by means of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver loan or sale proceeds to the Company necessary to pay the exercise price; or any combination thereof.

  Termination of Employment. Absent provisions to the contrary in the award agreement or Committee action, no stock option or, with respect to the 1992 Plan and the 1988 Plan, stock appreciation right will be exercisable, and with respect to the 1992 Plan, no restricted stock award will vest and no performance share award will be paid after an employee's termination of employment. Nevertheless, in the case of stock options and stock appreciation rights, if such termination is due to the option holder's normal retirement, the exercise period will be extended for three months after termination. In addition, if such termination is due to death or permanent disability, the exercise period will be extended for one year after such event. Under the 1992 plan, in the event of any termination of employment for any reason, the Committee or the terms of the award agreement may extend the exercise period up to any later date. In no case, however, will the exercise period extend beyond the original expiration date of the award. Under the 1992 Plan, the Committee or the terms of an award agreement may also provide for additional vesting upon termination in the case of restricted and performance share awards.

  Acceleration of Awards. Upon the approval by the shareholders of a dissolution or liquidation, certain agreements to merge or consolidate, sale of substantially all of the Company's assets or certain other "changes in control" as defined in the Plans, each option and, with respect to the 1992 Plan and the 1988 Plan, related stock appreciation right will become immediately exercisable, and with respect to the 1992 Plan, each restricted stock award shall immediately vest and each performance share award shall immediately become payable provided that awards shall in no event be accelerated to a date less than six months after the award date. Such acceleration will automatically occur unless the Committee, prior to any such event, determines otherwise.

  Term and Termination of the Plans. The authority to grant new nonqualified stock options under the 1978 is not subject to a definite term. Accordingly, the authority to grant options under the 1978 Plan will continue until the shares reserved for issuance under the 1978 Plan have been exhausted.

  The authority to grant new awards under the 1992 Plan and the 1988 Plan will terminate on March 26, 2002 and March 24, 1998, respectively. Such termination typically will not affect rights of participants which accrued prior to such termination.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the Plans under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Plans. State and local tax consequences are beyond the scope of this summary.

  With respect to nonqualified stock options, the Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a similar deduction either upon grant of the option or at the time the option is exercised. The current federal income tax consequences of other awards authorized under the 1992 Plan and/or the 1988 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options: nontransferable restricted stock subject to a substantial risk of forfeiture results in income when the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share awards generally are subject to tax at the time of payment; and unconditional stock bonuses are generally subject to tax measured by the value of the payment received; in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the Plans, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct such compensation in certain circumstances.

VOTE REQUIRED FOR APPROVAL OF PROPOSED AMENDMENTS TO THE PLANS

  Approval of the proposed amendments to the Plans requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLANS AS DESCRIBED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 4)

  The Board of Directors of the Company, upon the recommendation of the Audit Committee, has unanimously appointed the firm of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company for the year ending December 31, 1997, and a resolution will be presented at the Annual Meeting to ratify such appointment. Arthur Andersen LLP has acted as independent public accountants of the Company since 1961. The Company has been advised by Arthur Andersen LLP that no member of that firm or any of its associates has any financial interest in the Company or any of its subsidiaries or affiliates. A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and is expected to be available to respond to appropriate questions from the shareholders.

  Although this appointment is not required to be submitted to a vote of the shareholders, the Board believes it is appropriate as a matter of policy to request that shareholders ratify the appointment. If the shareholders, by the affirmative vote of the holders of shares representing a majority of votes cast (in person or by proxy) on the resolution at the Annual Meeting, do not ratify the selection of Arthur Andersen LLP, then the selection of independent public accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP AS DESCRIBED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the 34 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

  The Board is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment on such matter.

SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals intended for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders should be sent to the attention of the Secretary of the Company at 15370 Barranca Parkway, P.O. Box 19765, Irvine, California 92623-9675 and must be received by November 29, 1997.

                                       By Order of the Board of Directors


                                       /s/ STEPHEN D. NATCHER
                                       ----------------------
                                       Stephen D. Natcher
                                       Secretary

Irvine, California
March 28, 1997

                                WYLE ELECTRONICS

                   1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN



                                    ANNEX A

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 1.   THE PLAN............................................................    1
 1.1  Purpose.............................................................    1
 1.2  Administration......................................................    1
 1.3  Shares Available for Options........................................    1

 2.   THE OPTIONS.........................................................    1
 2.1  Automatic Option Grants.............................................    1
 2.2  Payment of Exercise Price...........................................    2
 2.3  Option Period.......................................................    3
 2.4  Limitations on Exercise and Vesting of Options......................    3

 3.   OTHER PROVISIONS....................................................    3
 3.1  Rights of Participants and Beneficiaries............................    3
 3.2  No Transferability; Limited Exception to Transfer Restrictions......    3
 3.3  Adjustments.........................................................    4
 3.4  Acceleration of Options.............................................    4
 3.5  Compliance with Laws................................................    4
 3.6  Plan Amendment, Shareholder Approval and Suspension.................    5
 3.7  Privileges of Stock Ownership.......................................    5
 3.8  Effective Date of Plan..............................................    5
 3.9  Term of Plan........................................................    5
 3.10 Legal Issues........................................................    5

 4.   DEFINITIONS.........................................................    6
 4.1  Definitions.........................................................    6

                               WYLE ELECTRONICS

                  1996 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

1. THE PLAN

  1.1 Purpose.

  The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Options to attract, motivate and retain experienced and knowledgeable Eligible Directors. Capitalized terms are defined in Article 4.

  1.2 Administration.

  (a) Board Authority and Powers; Interpretation. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan.

  (b) Binding Determinations. Any action taken by, or inaction of, the Corporation or the Board relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction, except in circumstances involving such person's bad faith.

  (c) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

  (d) Delegation. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

  1.3 Shares Available for Options.

  Subject to the provisions of Section 3.3, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

  (a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted to Eligible Directors under this Plan shall not exceed [250,000] shares, subject to adjustments contemplated by
Section 3.3.

  (b) Reserves for Options. Shares subject to outstanding Options shall be reserved for issuance. If any Option to acquire shares of Common Stock under an Option shall expire or be cancelled or terminated without having been exercised in full, the undelivered shares subject thereto shall again be available for purposes of this Plan.

2. THE OPTIONS

  2.1 Automatic Option Grants. Subject to adjustments contemplated by Section
3.3,

  (a) Initial Grant to Eligible Directors in office as of October 1, 1996. On October 1, 1996, there shall be granted automatically (without any action by the Board) to each person who is then an Eligible Director an Option (the Option Date of which shall be October 1, 1996) to purchase 4,000 shares of Common Stock.

  (b) Subsequent Annual Grants to Eligible Directors in office as of October 1, 1996. On April 1 in each calendar year during the term of this Plan, commencing April 1, 1997, there shall be granted automatically (without any action by the Board) to each person who is then an Eligible Director and who was an Eligible Director on October 1, 1996 an Option (the Option Date of which shall be such April 1) to purchase 4,000 shares of Common Stock.

  (c) Initial Grants to Eligible Directors taking office after October 1, 1996. If an individual first becomes an Eligible Director after October 1, 1996, there shall be granted automatically (without any action by the Board) to such Eligible Director an Option (the Option Date of which shall be such date that the individual first becomes an Eligible Director) to purchase 10,000 shares of Common Stock. Notwithstanding anything else contained herein to the contrary, an individual who was an officer of the Company and member of the Board prior to becoming an Eligible Director shall not be granted an option pursuant to this Subsection 2.1(c).

  (d) Subsequent Annual Grants to Eligible Directors taking office after October 1, 1996. On April 1 in each calendar year during the term of this Plan, commencing April 1, 1997, there shall be granted automatically (without any action by the Board) to each person who becomes an Eligible Director after October 1, 1996 an Option (the Option Date of which shall be such April 1) to purchase 6,000 shares of Common Stock.

  (e) Maximum Number of Shares. Any grant under Sections 2.1(b)-(d) that would otherwise exceed the maximum number of shares under Section 1.3(a) shall be prorated within such limitation among the number of Eligible Directors entitled thereto.

  (f) Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.1 shall be 100 percent of the Fair Market Value of the Common Stock on the Option Date.

  (g) Option Period and Exercisability. Each Option granted under this Plan shall be fully vested and immediately exercisable as of the date which is six months after the Option Date.

  (h) Effect of Termination of Service. If a Participant (i) dies or suffers a Disability while serving as a director, (ii) retires from service as a director in accordance with the Company's mandatory retirement policy then in effect for outside directors, or (iii) resigns from service as a director or fails to be renominated for service by the Board because the director's position of outside employment may result in a conflict of interest with the Company, any Option granted pursuant to this Plan then held by such Participant shall immediately become and shall remain fully exercisable for 36 months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs, and shall then terminate. If a Participant's services as a member of the Board terminate for any other reason, then any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for 36 months after the date of such termination or until the expiration of the stated term, whichever first occurs, and shall then terminate.

  (i) Nonqualified Options. Each Option granted under this Plan is intended to be a nonqualified stock option (i.e., not an "incentive stock option") under the Code and shall be so designated.

  (j) Director Share Limit. There shall be no limit on the number of shares or Options granted to an Eligible Director during the term of this Plan, subject, however, to Sections 2.1(a)-(d); and provided that the number of shares may be subject to adjustments in accordance with Section 3.3.

  2.2 Payment of Exercise Price.

  The exercise price of any Option granted under this Plan shall be paid in full at the time of each exercise (i) in cash or by check, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, (iii) partly in such shares and partly in cash, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of the sale proceeds necessary to pay the exercise price; provided that the Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor. Any shares used in payment of the exercise price must have been owned by the Participant at least six months prior to the date of exercise.

  2.3 Option Period.

  Each Option granted under this Plan and all rights or obligations thereunder shall expire ten (10) years after the Option Date and shall be subject to earlier termination as provided herein.

  2.4 Limitations on Exercise and Vesting of Options.

  (a) Procedure. Any exercisable Option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with the required payment of the exercise price.

  (b) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

3. OTHER PROVISIONS.

  3.1 Rights of Participants and Beneficiaries.

  (a) No Service Commitment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Participant any right to continue to serve as a director of the Corporation nor shall interfere in any way with the right of the Corporation to change a director's compensation or other benefits or to terminate the director's service as a director, with or without cause. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Corporation's Articles of Incorporation or Bylaws regarding service on the Board or adversely affect any independent contractual right of any Eligible Director without his or her consent thereto.

  (b) Plan Not Funded. Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person.

  3.2 No Transferability; Limited Exception to Transfer Restrictions.

  (a) Limit on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 3.2, by applicable law and by the Option Agreement, as the same may be amended, (i) all Options are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Options shall be exercised only by the Participant; and (ii) shares issuable pursuant to an Option shall be delivered only to (or for the account of) the Participant.

  (b) Exceptions. The Committee may permit Options to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

  (c) Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 3.2(a) shall not apply to: (i) transfers to the Corporation, (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, (iii) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or (iv) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Committee.

  3.3 Adjustments.

  If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options and the vesting provisions of the Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or (2) in the case of an extraordinary distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a substitution or exchange of any or all outstanding Options or for a change in the securities, cash or property deliverable upon exercise of outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria and
(ii) such adjustment (to the extent consistent with Section 3.10(c)) is consistent with adjustments to comparable Options (if any) held by persons other than directors of the Corporation.

  3.4 Acceleration of Options.

  Unless prior to an Event the Committee determines that, upon its occurrence, there shall be no acceleration of Options or determines those Options which shall be accelerated, then upon the occurrence of an Event, each Option granted under Section 2.1 shall become immediately exercisable in full. To the extent that any Option granted under this Plan is not exercised prior to (i) a dissolution of the Corporation or (ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of Section 3.3 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

  3.5 Compliance with Laws.

  This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock, and/or of other securities or property pursuant to Section 3.3, under this Plan or under

Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

  3.6 Plan Amendment, Shareholder Approval and Suspension.

  (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Board shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

  (b) Shareholder Approval. To the extent required by law, any amendment to this Plan or any then outstanding Option shall be subject to shareholder approval.

  (c) Limitations on Amendments to Plan and Options. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by
Section 3.3 shall not be deemed to constitute changes or amendments for purposes of this Section 3.6. Notwithstanding anything else contained herein to the contrary, the Committee shall not, without prior shareholder approval
(i) authorize the amendment of outstanding Options to reduce the exercise price, except as contemplated by Section 3.3, or (ii) cancel and replace outstanding Options with similar awards having an exercise price which is lower, except as contemplated by Section 3.3.

  3.7 Privileges of Stock Ownership.

  Except as otherwise expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

  3.8 Effective Date of Plan.

  This Plan shall be effective as of October 1, 1996, subject to shareholder approval within twelve (12) months thereafter.

  3.9 Term of Plan.

  This Plan shall terminate at the close of business on September 30, 2006, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

  3.10 Legal Issues.

  (a) Choice of Law. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

  (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  (c) Plan Construction. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

  (d) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation under any other plan or authority.

4. DEFINITIONS

  4.1 Definitions.

  (a) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

  (b) "Board" shall mean the Board of Directors of the Corporation or, with respect to administrative matters (as distinguished from Plan amendments, suspension, or termination), the Committee.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (d) "Commission" shall mean the Securities and Exchange Commission.

  (e) "Committee" shall mean committee of members of the Board who may be designated to administer this Plan.

  (f) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under Section 3.3 of this Plan.

  (g) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

  (h) "Corporation" shall mean Wyle Electronics, a California corporation, and its successors.

  (i) "Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

  (j) "Eligible Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any Subsidiary at the time of the grant of the Option.

  (k) "Event" shall mean any of the following:

    (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation; or

    (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization); or

    (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

    (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities; or

    (5) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (m) "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock so reported on the next preceding date on which there was trading in the Common Stock.

  (n) "Option" shall mean a nonqualified stock option to purchase Common Stock authorized and granted under this Plan, and related rights.

  (o) "Option Agreement" shall mean a written agreement setting forth the terms of an Option in substantially the form as Exhibit A attached hereto, completed in the manner required by this Plan and executed on behalf of the Corporation by an executive officer of the Corporation.

  (p) "Option Date" shall mean the applicable date set forth in Article 2.

  (q) "Participant" shall mean an Eligible Director who has been granted an Option under the provisions of this Plan.

  (r) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

  (s) "Plan" shall mean this 1996 Eligible Directors' Stock Option Plan.

  (t) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

  (u) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                                   EXHIBIT A

                               WYLE ELECTRONICS
                               ELIGIBLE DIRECTOR
                      NONQUALIFIED STOCK OPTION AGREEMENT

  THIS AGREEMENT dated as of the       day of              , 19  , between
Wyle Electronics, a California corporation (the "Corporation"), and
                 (the "Director").

                              W I T N E S S E T H

  WHEREAS, the Corporation has adopted the Wyle Electronics 1996 Eligible Directors' Stock Option Plan (the "Plan"); and

  WHEREAS, pursuant to Section 2.1 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

  NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

  1. Option Grant. This Agreement evidences the grant to the Director, as of
                    (the "Option Date"), of an Option to purchase an aggregate
of           shares of Common Stock under Section 2.1 of the Plan, subject to the terms and conditions of and to adjustments provided in or pursuant to the Plan.

  2. Exercise Price. The Option entitles the Director to purchase all or any
part of the Option shares at a price per share of $        , which represents
the Fair Market Value of the shares on the Option Date.

  3. Option Term. The Option shall terminate ten years after the Option Date unless earlier terminated in accordance with the terms of the Plan.

  4. Exercisability of Option. The Option shall become fully vested and exercisable as of the date which is six months immediately after the Option Date.

  5. Service. The Director agrees to serve as a director in accordance with the provisions of the Corporation's Articles of Incorporation, Bylaws and applicable law.

  6. General Terms. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

  7. Conditional Grant. The terms of the Plan and the grant of this Option are subject to the approval of the Plan by the Corporation's shareholders. Notwithstanding anything else contained herein or in the Plan to the contrary, this Option shall not become exercisable and shall be null and void if shareholder approval of the Plan is not obtained.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          WYLE ELECTRONICS
                                          (a California corporation)

                                          By
                                             ----------------------------------
                                          Title
                                               --------------------------------
                                          Director

                                          -------------------------------------
                                                       (Signature)


                                          -------------------------------------
                                                      (Print Name)


                                          -------------------------------------
                                                        (Address)

                                          -------------------------------------
                                                 (City, State, Zip Code)

                                 DIRECTIONS TO
                               WYLE ELECTRONICS
                        ANNUAL MEETING OF SHAREHOLDERS











                                     [MAP]

                               WYLE ELECTRONICS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                OF THE COMPANY FOR ANNUAL MEETING MAY 13, 1997

     The undersigned, a shareholder of WYLE ELECTRONICS, a California corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 1996; and, revoking any proxy previously given, hereby constitutes and appoints R. Van Ness Holland, Jr. and Stephen D. Natcher, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of WYLE ELECTRONICS standing in the name of the undersigned at the Annual Meeting of Shareholders of WYLE ELECTRONICS, on Tuesday, May 13, 1997 at 10:30 a.m. local time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE (PROPOSAL 1); FOR PROPOSAL 2; FOR PROPOSAL 3; AND FOR PROPOSAL 4.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                           * FOLD AND DETACH HERE *

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE

                                                                Please mark
                                                                your votes   [X]
                                                                as indicated


This Proxy will be voted as directed. Unless otherwise directed, this proxy will be voted FOR the election of the two named nominees in proposal 1; and FOR proposals 2,3 and 4. The Board of Directors recommends that you vote FOR the two named nominees in proposal 1; and FOR proposals 2, 3 and 4.

1.  Election of Directors                           WITHHELD
Michael R. Corboy; and               FOR             FOR ALL
Stanley A. Wainer.                   [_]               [_]

2.  Approval of 1996
Eligible Director's Stock            FOR             AGAINST           ABSTAIN
Option Plan.                         [_]               [_]               [_]

3.  Approval of
Amendments to 1992
Stock Incentive Plan and
1978 and 1988 Stock                  FOR             AGAINST           ABSTAIN
Option Plans                         [_]               [_]               [_]

4.  Ratification of the
appointment of Arthur
Andersen LLP as auditors             FOR             AGAINST           ABSTAIN
for 1997.                            [_]               [_]               [_]

5.  In their discretion the Proxies are authorized to vote
upon such other business as may properly come before
the meeting and any and all postponements or
adjournments thereof.                FOR             AGAINST           ABSTAIN
                                     [_]               [_]               [_]


SIGNATURE(S)_________________________________________________DATED____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Corporations and partnerships should sign in the corporate or partnership name by an authorized officer.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           * FOLD AND DETACH HERE *

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE